Mountain Views Strategy Ltd.
Lac Supérieur, QC, J0T 1P0
Daniel.Arbour@MVStrategy.ca
+1-343-422-7565

This Agreement is made the 15th day of February (the "Effective Date") between

Mountain Views Strategy Ltd at
435 Ch. Du Refuge
Lac Supérieur, QC
J0T 1P0

(hereinafter, MV Strategy or the "Consultant"),

and

EzFill Holdings
at 2999 NE 191st St., Ste 500
Miami, FL
33180

(hereinafter, the "Client.").

Part I
Consulting Services

1.0 Parties and Services. The Consultant agrees to provide it's Services as an outsourced Chief Revenue Officer reporting to the Company's CEO, Michael McConnell (the "Work") to the Client, to the extent requested. The Client may add to the scope of work (each a "Work Package"), in accordance with Appendix 1, subject to the terms and conditions herein. Consultant's responsibilities shall include, but not be limited to:

a. Oversight of the technology team, sales and marketing to develop go-to-market strategies, pricing strategies and business models;
b. Overseeing operations to ensure utmost efficiency.
c. Monitoring the mobile fuel delivery marketplace and analyzing opportunities to support the Company's revenue growth;
d. Providing competitive analysis, strategies and tactics for the growth of the Company;
e. Staying well-connected with customers to ensure they are satisfied with the Company's services;
f. Identifying and resolving issues across the marketing/sales and account management functions; and
g. Identifying possible merger/acquisition targets for the Company.

All materials necessary for performance and completion of the Work will be provided by the Client, except as otherwise specified in writing. Any product of the Consultant's Work for the Client shall become the sole and exclusive property of the Client. The Work may be performed by an employee of Consultant or an independent contractor retained by Consultant.

2.0 Fees. The Client agrees to pay fees and expenses to the Consultant within 15 days of the receipt of the Consultant's invoice as set forth in Appendix 1. An additional fee associated with delinquent invoices shall apply as described in Part II Section 8.

Mountain Views Strategy Ltd.
Lac Supérieur, QC, J0T 1P0
Daniel.Arbour@MVStrategy.ca
+1-343-422-7565

3.0 Term. The period of the agreement is for Twelve months beginning on the Effective Date. Either party may terminate this Agreement, or any Work Package issued under this Agreement with or without cause giving two (2) weeks written notice to the other party. Consultant agrees that within four months from the Effective Date, Consultant's principal Daniel Arbour will begin negotiations in good faith to join the Company as a full time Executive Employee. Together with this Agreement, Consultant's principal Daniel Arbour is joining the Company's board of directors, Consultant agrees that in the event this Agreement is terminated by the Company for cause (defined below) Daniel Arbour shall resign from his position as a member of the Company's board of directors immediately upon such termination, such requirement shall not apply if this Agreement is terminated without cause or if it is terminated because Daniel Arbour accepts full time employment with the Company. To the extent that the contract is severed by EzFill, there will be a 1 time payment for the remaining period and fees associated with the contract, such payment shall not apply if EzFill terminates for Cause or if it is terminated because Daniel Arbour accepts full time employment with the Company.

Cause for the purposes of this agreement shall mean: the Consultant, its agents, employees, or representatives (Consultant): (i) materially violate the provisions of this Agreement; (ii) is/are convicted of, or plead nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibit repeated willful or wanton failure or refusal to perform its/their duties in furtherance of the Company's business interest or in accordance with this Agreement, which failure or refusal is not remedied by the Consultant within thirty (30) days after notice from the Company; (iv) commit an intentional tort against the Company, which materially adversely affects the business of the Company; or (v) commit any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company. (all of the foregoing clauses (i) through (v) constituting reasons for termination for "Cause").

4.0 Warranties. The Consultant makes no express or implied warranties under this Agreement including, but not limited to warranties of merchantability and fitness of the Consultant's work for a particular purpose. Consultant does represent and warrant to the Company that he has the skill set necessary to perform the Work. In no event will the Consultant or the Consultant's employees be liable for consequential damages. If Consultant agrees, at its option, to refund any amount for goodwill purposes, it may never exceed the amount of Consultant's fees for the Work Package.

5.0 Confidentiality. Both parties further agree that for the duration of this Agreement and for a period of one (1) year after the termination of this Agreement for any reason, including expiration of this Agreement, neither party will disclose or use, whether for personal benefit or for the benefit of others any Confidential Information obtained during the course of business between Consultant and Client. Confidential Information is defined to include, but not be limited to intimate knowledge of customer requirements, trade secrets, business procedures, price lists, financial data, customer lists, prospective customer lists, etc. In connection with the limited protection afforded to both parties by the covenants contained herein, the parties acknowledge that they have attempted to limit each other's right to compete only to the extent necessary to protect their interests from unfair competition.

Mountain Views Strategy Ltd.
Lac Supérieur, QC, J0T 1P0
Daniel.Arbour@MVStrategy.ca
+1-343-422-7565

Part II
General Terms for Consulting Services

1.0 Entire Agreement. The terms and provisions contained herein shall constitute the entire agreement between the parties with respect to the services to be provided by Consultant during the time covered by this Agreement and supersedes all other agreements whether written or oral. Any changes to this Agreement must be in writing and signed by both parties.

2.0 Authorization to Proceed. The signing of this agreement by the Client and the Consultant will serve as written authorization for the Consultant to proceed with Work provided by the Client, as and when needed, through issued Work Packages.

3.0 Right to Enter Agreement. The Client represents and covenants to Consultant that it has full power and authority to enter into this Agreement and that the execution of this Agreement will not breach or constitute a default of any other agreement or contract to which it is a party or by which it is bound.

4.0 Notices. All notices pursuant to this Agreement shall be in writing and sent by registered mail, by hand, by email or by other designated form of communication to the applicable party as set out below:

If to Mountain Views Strategy Ltd.

Attention: Daniel Arbour Re: MSA-1.01 Email: daniel.arbour@mvstrategy.ca

If to Company

Attention: Michael McConnell Re: MSA-016 Email: Mike@ezfl.com

5.0 Consultant may engage with businesses involved in the Company's Business for matters that are not harmful to the Company's Business, or for the purposes of furthering the interests of the Company, provided, however, the Company shall be informed of all such engagements and may, in its reasonable discretion, request that Consultant terminate such engagement if the Company finds that such engagement is not in the best interests of the Company or is harmful to the Company's interests.

6.0 Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to conflict of laws. Any suit involving any Dispute arising under this Agreement may only be brought in State or Federal Court of New York City which shall have sole and exclusive jurisdiction over the subject matter of the Dispute.

7.0 JURY WAIVER EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF

OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY

8.0 Waiver. No waiver by either party to this Agreement of any right to enforce any term or condition of this Agreement, or of any breach hereof, shall be deemed a waiver of such right in the future or of any other right or remedy available under this Agreement

9.0 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions of the Agreement will remain unaffected and in force.

10.0 Non-Payment. Delinquent invoices are subject to interest of 5% per month on any outstanding balance, or the maximum permitted by law, whichever is less, plus all expenses of collection, including reasonable attorneys' fees and court costs.

11.0 Limitation of Liability.
Consultant shall not be responsible for:

a. Any Project decisions made by the Client if the decisions were made without the advice of Consultant or contrary to or inconsistent with the advice of Consultant.

b. Any consequential loss, injury or damages suffered by the Client, including but not limited to loss of use, earnings, and business interruption; and

c. The unauthorized distribution of any confidential document or report prepared by or on behalf of Consultant for the exclusive use of the Client.

The total amount of all claims the Client may have against Consultant under this engagement, including but not limited to claims for negligence, negligent misrepresentation and breach of contract, shall be strictly limited to the amount of our fees for the Work Package. No claim may be brought against Mountain Views Strategy Ltd. in contract or tort more than one (1) year after the Services were completed or terminated under the Work Package.

12.0 Personal Liability. The Client expressly agrees that it has entered into an agreement with Consultant on its own behalf and as agent on behalf of its employees and principals. The Client expressly agrees that the employees and principals of Consultant shall have no personal liability to the client in respect of a claim, whether in contract, tort, and/or any other action in law. Accordingly, the Client agrees that it will bring no proceedings and take no action in any court of law against the employees and principals of Consultant

13.0 Third Party Liability. The comments and recommendations provided by Consultant reflect the judgement and opinion of Consultant at the time that the comments and recommendations were made and are based on the information available at that time. Consultant accepts no responsibility for any damages suffered by any third party as a result of any reliance on its comments and recommendations.

14.0 Assignment. Neither Client nor Consultant shall assign this agreement without the written consent of the other.

15.0 Non-Solicitation. At any time during the term of this Agreement and for a period of six months after the termination of this agreement either Party and its employees and representatives shall not, directly or indirectly, either individually or jointly or in partnership or in conjunction with any party, as principal, agent, employee, consultant, shareholder, guarantor, creditor or in any other manner or capacity whatsoever, without the consent of the other Party, solicit, entice, persuade or induce any employee, agent, manager, advisor or any other representative, employed, retained or used by the such Party, to terminate, reduce or refrain from renewing or extending such employment or retainer.

[signature page follows]

Mountain Views Strategy Ltd.
Lac Supérieur, QC, J0T 1P0
Daniel.Arbour@MVStrategy.ca
+1-343-422-7565

IN WITNESS WHEREOF, the parties acknowledge that each has read and agrees to the Master Service Agreement and Schedule of Fees, all of which are incorporated herein and made part of this Agreement and have executed this Agreement as of the date first written above.

Signatures:

Mountain Views Strategy Ltd.

Signature: DocuSigned by: Daniel Arbour A74A0E0045894C7...

Print Name: Daniel Arbour

Date: 2/10/2023

EzFill Holdings, Inc.

Signature: DocuSigned by: [signature] 41ECD6E119E3430...

Print Name: Michael Mcconnell

Date: 2/10/2023